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                                                                   Exhibit 10.3

              SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS
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         This Settlement Agreement and Mutual Release of Claims ( Hereinafter
"Agreement") is made and entered into by the following parties: William D. Kray (Hereinafter "Kray") and Staar Surgical Company, Inc. a Delaware Corporation (Hereinafter "Staar").

         RECITALS

         There is now pending before the Superior Court of the State of California, for the County of Los Angeles, NorthEast District, a civil action captioned, Kray v. Staar, Case Number GC026905 (Hereinafter "Action"), in which Kray has received a Judgment for damages.

         Whereas, the parties now desire to settle and resolve fully and finally all of their claims against each other whether they be past, present or future, as to Kray's Judgment in the Action against Staar, Staar's challenges to and appeal of Kray's Judgment in the Action, and also as to each and every one of Staar's alleged claims for damages against Kray, including but not limited to any specific claims for damages, negligence, breach of contract, professional negligence and or indemnity concerning the removal of several million dollars of silicon IOL lenses that had been sold to customers by Staar, including the cost of removal of said lenses from the market, damages to reputation, and damages caused by claims made resulting from an increased number of torn lenses, without any admission of liability or of wrongdoing by either Staar or by Kray .

         In consideration of this Agreement, Staar shall pay Kray, the sum of $150,000.00, payable in three equal installments of $50,000.00, with the first installment due on July 15, 2002, the second installment due on August 15, 2002 and the third installment due on September 15, 2002, made payable to William D. Kray and Andrew P. Altholz ACTA.

         In consideration of this Agreement, Kray shall voluntarily stay enforcement of the Judgment in the Action, while Staar pays the installments as agreed and under the terms set forth in the above paragraph, and only after full payment $150,000.00 under the terms set forth above, Kray shall file an Acknowledgment of Satisfaction of Judgment in the action and provide a conformed copy to Staar by no later than October 15, 2002.

         All parties hereby enter into mutual releases as set forth in this Agreement.

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         AGREEMENT

         Each recital set forth above is incorporated herein by this reference as if fully set forth.

         In consideration of the matters set forth in the recitals above, each party, Kray and Staar, both as Releasor and as Releasee, agrees to fully and completely release each other party respectively, on their own behalf, and only on behalf of their respective past and present employees, their attorneys of record in the Action, their past and present Officers, Directors and Shareholders, subsidiaries, parent companies, partnerships and joint ventures, predecessors, successors and assigns, from any and all demands, liabilities, causes of action and all claims, whether the claims are known, suspected or unknown, whether anticipated or unanticipated, whether past or present or future, whether based in tort, contract, Federal or State Statute, or other legal theory of recovery, including but not limited to any claims relating as to Kray's Judgment in the Action against Staar, Staar's challenges to Kray's Judgment in the Action including any appeal thereof, and also as to each and every one of Staar's alleged claims for damages against Kray, including but not limited to any specific claims for damages, negligence, breach of contract, professional negligence and or indemnity concerning the removal of several million dollars of silicon IOL lenses that had been sold to customers by Staar, including the cost of removal of said lenses from the market, damages to reputation, and damages caused by claims made resulting from an increased number of torn lenses, and any claims arising from the prosecution of the Action by Kray or his attorney.

         Each party, Kray and Staar, respectively, enter into this Agreement as a mutual, full and final general release, of all matters, including those set forth above, and specifically waiving the provisions of California Civil Code
Section 1542, to effectuate the fullest possible general release.

         California Civil Code Section 1542 provides that " A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         Each party, Kray and Staar ,represents and warrants that no promise or inducement has been offered except as set forth in this Agreement.

         Each party, Kray and Staar, represents and warrants that he/she/it has not assigned or transferred their claims against each other, directly or by way of subrogation, to any other person or entity.

         Each party, Kray and Staar, represents and warrants that he/she/it has exercised his own judgment after the opportunity to consult with legal counsel and or any other advisor of his/her/its choice and warrants that in entering this Agreement that he/she/it has not relied upon any representations made by any other party or any other third party.

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         Each party, Kray and Staar, represents and warrants that this Agreement is executed free of duress and without reliance upon any warranty, statement or representation which is not set forth in writing in this Agreement and that parole evidence may not be used to augment or interpret this agreement.

         Each party, Kray and Staar, understands this Agreement is a compromise of matters involving disputed liability and disputed issues of law and fact and that he/she/it assumes the risk of the possibility that they may discover differences in the law or facts which they now believe to be true, and that this Agreement shall remain effective notwithstanding any such difference.

         Each Releasor, Kray and Staar, warrants that he/she/it is of legal age and capacity, legally competent, that he/she/it has fully read and understood and voluntarily accepted this agreement.

         Each party, Kray and Staar, shall bear his/her/its own costs, expenses and attorneys fees arising from the Action and as to the claims discharged in this Agreement and or relating to this Agreement.

         This Agreement shall be construed under the laws of the State of California and jurisdiction over this Agreement shall be solely in Los Angeles County California and the Court in the Action shall retain jurisdiction over the obligations required by this Agreement.

         To the extent any term or terms of this Agreement are construed or adjudged to be invalid or partially enforceable, the remaining terms are to remain in full force and effect.

         This Agreement is deemed to have been drafted jointly by all parties, Kray and Staar, each, through his/her/its legal representative, who have reviewed and contributed to the revision of the terms contained in it such that any uncertainty or ambiguity is not to be construed against any one of the parties hereto.

         This agreement may be executed in counterparts by each party hereto and is effective upon execution. Fax signatures are binding.

         The effective date of this agreement shall be June 20, 2002.

         This document is the full integration and the entire agreement of the parties, Kray and Staar, and replaces any and all prior agreements or understandings in writing or oral.

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         This Agreement may only be modified or amended by a written document signed by all parties.

IT IS SO AGREED:

DATED:____________         ____________________________ William D. Kray

DATED:  7/11/02             /s/________________________ Staar Surgical
      ------------
Company, Inc., a Delaware Corporation by its President, David Bailey authorized to sign on its behalf

APPROVED AS TO FORM AND CONTENT:

DATED:____________         ____________________________ Andrew P. Altholz,
Counsel for William D. Kray

Pollet, Richardson & Patel

DATED:____________  _____  ____________________________  by Addison Adams,
Counsel for Staar Surgical Company, Inc a Delaware Corporation

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